Exhibit 99.1

Marvell Technology, Inc. Reports Fourth Quarter and Fiscal Year 2022
Financial Results

•Q4 Net Revenue: $1.343 billion, grew by 68% year-on-year
•Q4 Gross Margin: 51.1% GAAP gross margin; 65.3% non-GAAP gross margin
•Q4 Diluted income per share: $0.01 GAAP diluted income per share; $0.50 non-GAAP diluted income per share

Santa Clara, Calif. (March 3, 2022) - Marvell Technology, Inc. (NASDAQ: MRVL), a leader in infrastructure semiconductor solutions, today reported financial results for the fourth fiscal quarter and the full fiscal year, ended January 29, 2022.
Net revenue for the fourth quarter of fiscal 2022 was $1.343 billion, which exceeded the midpoint of the Company's guidance provided on December 2, 2021. GAAP net income for the fourth quarter of fiscal 2022 was $6 million, or $0.01 per diluted share. Non-GAAP net income for the fourth quarter of fiscal 2022 was $429 million, or $0.50 per diluted share. Cash flow from operations for the fourth quarter was $346 million.
Net revenue for fiscal 2022 was $4.462 billion. GAAP net loss for fiscal 2022 was $(421) million, or $(0.53) per diluted share. Non-GAAP net income for fiscal 2022 was $1.279 billion, or $1.57 per diluted share.

“Marvell delivered record revenue of $1.34 billion in the fourth quarter of fiscal 2022, growing 11 percent sequentially and 68 percent year over year, exceeding the midpoint of guidance. The Marvell team continued to rack up design wins, securing additional sockets at key customers leveraging our advanced technology platforms,” said Matt Murphy, Marvell’s President and CEO. “Revenue grew in all five of our end markets in the fourth quarter, with strong contributions from cloud, 5G and auto, which together represented 40% of total revenue. In addition, our enterprise networking end market has become another growth pillar, with revenue increasing 64% year over year, driven by our content gains and share increases, as enterprises continue to transform their infrastructure to address the needs of a more flexible, hybrid workforce.”

First Quarter of Fiscal 2023 Financial Outlook

•Net revenue is expected to be $1.425 billion +/- 3%.
•GAAP gross margin is expected to be 49.6% to 50.6%.
•Non-GAAP gross margin is expected to be 65% to 66%.
•GAAP operating expenses are expected to be $667 million to $677 million.
•Non-GAAP operating expenses are expected to be $430 million to $435 million.
•Basic weighted-average shares outstanding are expected to be 848 million.
•Diluted weighted-average shares outstanding are expected to be 863 million.
•GAAP diluted income per share is expected to be $0.01 +/- $0.04 per share.
•Non-GAAP diluted income per share is expected to be $0.51 +/- $0.03 per share.

GAAP diluted EPS is calculated using basic weighted average shares outstanding when there is a GAAP net loss, and calculated using diluted weighted average shares outstanding when there is a GAAP net income. Non-GAAP diluted EPS is calculated using diluted weighted average shares outstanding.

Conference Call
Marvell will conduct a conference call on Thursday, March 3, 2022 at 1:45 p.m. Pacific Time to discuss results for the fourth quarter and full fiscal year 2022. Interested parties may join the conference call by dialing 1-888-317-6003 or 1-412-317-6061, passcode 8988123. The call will be webcast and can be accessed at the Marvell Investor Relations website at http://investor.marvell.com/. A replay of the call can be accessed by dialing 1-877-344-7529 or 1-412-317-0088, passcode 5140079 until Thursday, March 10, 2022.

Discussion of Non-GAAP Financial Measures
Non-GAAP financial measures exclude the effect of share-based compensation expense, amortization of the inventory fair value adjustment associated with acquisitions, amortization of acquired intangible assets, acquisition and divestiture-related costs, restructuring and other related charges (including, but not limited to, asset impairment charges, employee severance costs, and facilities related charges), resolution of legal matters, and certain expenses and benefits that are driven primarily by discrete events that management does not consider to be directly related to Marvell's core business.

Marvell uses a non-GAAP tax rate to compute the non-GAAP tax provision. This non-GAAP tax rate is based on Marvell's estimated annual GAAP income tax forecast, adjusted to account for items excluded from Marvell's non-GAAP income, as well as the effects of significant non-recurring and period specific tax items which vary in size and frequency, and excludes tax deductions and benefits from acquired tax loss and credit carryforwards and changes in valuation allowance on acquired deferred tax assets. Marvell's non-GAAP tax rate is determined on an annual basis and may be adjusted during the year to take into account events that may materially affect the non-GAAP tax rate such as tax law changes; acquisitions; significant changes in Marvell's geographic mix of revenue and expenses; or changes to Marvell's corporate structure. For the fourth quarter of fiscal 2022, a non-GAAP tax rate of 5.0% has been applied to the non-GAAP financial results.

Marvell believes that the presentation of non-GAAP financial measures provides important supplemental information to management and investors regarding financial and business trends relating to Marvell's financial condition and results of operations. While Marvell uses non-GAAP financial measures as a tool to enhance its understanding of certain aspects of its financial performance, Marvell does not consider these measures to be a substitute for, or superior to, financial measures calculated in accordance with GAAP. Consistent with this approach, Marvell believes that disclosing non-GAAP financial measures to the readers of its financial statements provides such readers with useful supplemental data that, while not a substitute for GAAP financial measures, allows for greater transparency in the review of its financial and operational performance.

Externally, management believes that investors may find Marvell’s non-GAAP financial measures useful in their assessment of Marvell’s operating performance and the valuation of Marvell. Internally, Marvell’s non-GAAP financial measures are used in the following areas:

•Management’s evaluation of Marvell’s operating performance;
•Management’s establishment of internal operating budgets;
•Management’s performance comparisons with internal forecasts and targeted business models; and
•Management’s determination of the achievement and measurement of certain performance-based equity awards (adjustments may vary from award to award).

Non-GAAP financial measures have limitations in that they do not reflect all of the costs associated with the operations of Marvell's business as determined in accordance with GAAP. As a result, you should not consider these measures in isolation or as a substitute for analysis of Marvell's results as reported under GAAP. The exclusion of the above items from our GAAP financial metrics does not necessarily mean that these costs are unusual or infrequent.

Forward-Looking Statements under the Private Securities Litigation Reform Act of 1995
This press release contains forward-looking statements within the meaning of the federal securities laws that involve risks and uncertainties. Words such as “anticipates,” “expects,” “intends,” “plans,” “projects,” “believes,” “seeks,” “estimates,” “can,” “may,” “will,” “would,” “outlook,” “forecast,” “targets” and similar expressions identify such forward-looking statements. These statements are not guarantees of results and should not be considered as an indication of future activity or future performance. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Actual events or results may differ materially from those described in this press release due to a number of risks and uncertainties, including, but not limited to: failure to realize all of the anticipated benefits of the transactions with Inphi and Innovium on a timely basis, including as a result of our ability to successfully integrate the businesses of Marvell, Inphi and Innovium or due to unexpected costs or liabilities as a result of the transactions; our ability to retain and hire key personnel; risks related to the rapid growth of the Company; risks related to the impact of the COVID-19 pandemic which have impacted, and may continue to impact our business and operations, the transportation and manufacturing of our products, and the operations of our customers, distributors, vendors, suppliers, and partners; the impact of COVID-19, or other future pandemics, on the U.S. and global economies; disruptions caused by COVID-19, including as a result of restrictions that may be imposed by us or third parties, resulting in worker absenteeism, turnover, quarantines and restrictions on our employees' ability to work, innovate, collaborate, and travel; the effects that the current credit and market conditions caused by, or resulting from, COVID-19 could have on the liquidity and financial condition of us and our customers and suppliers, including any impact on the ability to meet contractual obligations; supply chain disruptions or component shortages that may impact the production of our products or may impact the price of components which in turn may impact our margins on any impacted products and any constrained availability from other electronic suppliers impacting our customers' ability to ship their products, which in turn may adversely impact our sales to those customers; our reliance on our manufacturing partners for the manufacture, assembly and testing of our products; the impact of international conflict and economic volatility in either domestic or foreign markets including risks related to trade conflicts, regulations, and tariffs, including but not limited to, restrictions imposed on our Chinese customers; the risks associated with manufacturing and selling products and customers' products outside of the United States; our ability to define, design and develop products for the Cloud and 5G markets; our ability to secure design wins from our customers and prospective customers; our ability to market our 5G products to Tier 1 infrastructure customers; the stockholder dilution and other effects on us from, and our ability to complete (on a timely basis or at all) and realize the anticipated benefits of, announced or future acquisitions, divestitures and investments; cancellations, rescheduling or deferrals of significant customer orders or shipments, as well as the ability of our customers to manage inventory; our ability to estimate customer demand and future sales accurately; decreases in gross margin and results of operations in the future due to a number of factors, including inflation and volatility in foreign exchange rates; severe financial hardship or bankruptcy of one or more of our major customers; our ability to realize the expected benefits from restructuring activities; the effects of transitioning to smaller geometry process technologies; the impact of any change in the income tax laws in jurisdictions where we operate and the loss of any beneficial tax treatment that we currently enjoy; our ability to limit costs related to defective products; the risk of downturns in the semiconductor industry; risks related to our debt obligations; the outcome of pending or future litigation and legal and regulatory proceedings; risk related to our ESG program; our dependence on a small number of customers; the impact and costs associated with changes in international financial and regulatory conditions; our ability and the ability of our customers to successfully compete in the markets in which we serve; our ability and our customers' ability to develop new and enhanced products and the adoption of those products in the market; our ability to accurately categorize our products by end markets; our ability to scale our operations in response to changes in demand for existing or new products and services; risks associated with acquisition and consolidation activity in the semiconductor industry; our ability to protect our intellectual property; our maintenance of an effective system of internal controls; and other risks detailed in our SEC filings from time to time. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties that affect our business described in the “Risk Factors” section of our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and other documents filed by us from time to time with the SEC. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and we assume no obligation and do not intend to update or revise these forward-looking statements, whether as a result of new information, future events or otherwise.

About Marvell
To deliver the data infrastructure technology that connects the world, we're building solutions on the most powerful foundation: our partnerships with our customers. Trusted by the world's leading technology companies for over 25 years, we move, store, process and secure the world's data with semiconductor solutions designed for our customers' current needs and future ambitions. Through a process of deep collaboration and transparency, we're ultimately changing the way tomorrow's enterprise, cloud, automotive, and carrier architectures transform—for the better.
Marvell® and the Marvell logo are registered trademarks of Marvell and/or its affiliates.

Marvell Technology, Inc.
Condensed Consolidated Statements of Operations (Unaudited)
(In thousands, except per share amounts)

	Three Months Ended			Year Ended
	January 29, 2022	October 30, 2021	January 30, 2021	January 29, 2022	January 30, 2021
Net revenue	$1,342,978	$1,211,245	$797,819	$4,462,383	$2,968,900
Cost of goods sold	656,544	623,425	376,687	2,398,158	1,480,550
Gross profit	686,434	587,820	421,132	2,064,225	1,488,350

Operating expenses:
Research and development	399,269	371,894	260,380	1,424,306	1,072,740
Selling, general and administrative	251,212	243,406	116,918	955,245	467,240
Legal settlement (a)	—	—	36,000	—	36,000
Restructuring related charges	1,301	5,861	9,570	32,342	170,759
Total operating expenses	651,782	621,161	422,868	2,411,893	1,746,739
Operating income (loss)	34,652	(33,341)	(1,736)	(347,668)	(258,389)
Interest income	189	189	356	750	2,599
Interest expense	(34,963)	(35,423)	(20,733)	(139,341)	(69,264)
Other income (loss), net	2,196	999	(727)	2,764	2,886
Interest and other income (loss), net	(32,578)	(34,235)	(21,104)	(135,827)	(63,779)
Income (loss) before income taxes	2,074	(67,576)	(22,840)	(483,495)	(322,168)
Benefit for income taxes	(4,094)	(5,044)	(39,376)	(62,461)	(44,870)
Net income (loss)	$6,168	$(62,532)	$16,536	$(421,034)	$(277,298)

Net income (loss) per share - basic	$0.01	$(0.08)	$0.02	$(0.53)	$(0.41)

Net income (loss) per share - diluted	$0.01	$(0.08)	$0.02	$(0.53)	$(0.41)

Weighted average shares:
Basic	844,419	828,635	673,529	796,855	668,772
Diluted	862,062	828,635	687,959	796,855	668,772
(a) Represents a legal settlement relating to a commercial agreement.

Marvell Technology, Inc.
Condensed Consolidated Balance Sheets (Unaudited)
(In thousands)

	January 29, 2022	January 30, 2021
Assets
Current assets:
Cash and cash equivalents	$613,533	$748,467
Accounts receivable, net	1,048,583	536,668
Inventories	720,331	268,228
Prepaid expenses and other current assets	111,003	63,782
Total current assets	2,493,450	1,617,145
Property and equipment, net	462,773	326,125
Goodwill	11,511,129	5,336,961
Acquired intangible assets, net	6,153,422	2,270,700
Deferred tax assets	493,508	672,424
Other non-current assets	994,315	541,569
Total assets	$22,108,597	$10,764,924

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$461,509	$252,419
Accrued liabilities	622,561	435,616
Accrued employee compensation	241,306	189,421
Short-term debt	63,166	199,641
Total current liabilities	1,388,542	1,077,097
Long-term debt	4,484,811	993,170
Other non-current liabilities	533,147	258,853
Total liabilities	6,406,500	2,329,120

Stockholders’ equity:
Common stock	1,692	1,350
Additional paid-in capital	14,209,047	6,331,013
Retained earnings	1,491,358	2,103,441
Total stockholders’ equity	15,702,097	8,435,804
Total liabilities and stockholders’ equity	$22,108,597	$10,764,924

Marvell Technology, Inc.
Condensed Consolidated Statements of Cash Flows (Unaudited)
(In thousands)

	Three Months Ended		Year Ended
	January 29, 2022	January 30, 2021	January 29, 2022	January 30, 2021
Cash flows from operating activities:
Net income (loss)	$6,168	$16,536	$(421,034)	$(277,298)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	76,257	47,990	265,934	197,912
Share-based compensation	134,757	59,479	460,679	241,539
Amortization of acquired intangible assets	294,784	109,682	979,377	443,616
Amortization of inventory fair value adjustment associated with acquisitions	3,243	—	194,273	17,284
Amortization of deferred debt issuance costs and debt discounts	2,526	6,809	21,557	10,026
Restructuring related impairment charges	995	7,344	6,200	130,903
Deferred income taxes	(26,324)	(39,906)	(93,894)	(39,491)
Other expense, net	9,110	5,475	69,163	24,923
Changes in assets and liabilities:
Accounts receivable	(67,635)	(46,397)	(409,079)	(44,322)
Inventories	(91,211)	96	(291,886)	29,913
Prepaid expenses and other assets	(96,467)	(32,942)	(161,806)	(41,634)
Accounts payable	(631)	4,895	93,157	39,663
Accrued liabilities and other non-current liabilities	84,152	17,795	77,148	44,612
Accrued employee compensation	16,599	1,439	29,579	39,641
Net cash provided by operating activities	346,323	158,295	819,368	817,287
Cash flows from investing activities:
Purchases of technology licenses	(8,426)	(4,232)	(17,797)	(12,708)
Purchases of property and equipment	(38,841)	(18,556)	(169,324)	(106,798)
Acquisitions, net of cash acquired	(15,207)	—	(3,554,936)	—
Other, net	(616)	(361)	(3,073)	(138)
Net cash used in investing activities	(63,090)	(23,149)	(3,745,130)	(119,644)
Cash flows from financing activities:
Repurchases of common stock	—	—	—	(25,202)
Proceeds from employee stock plans	41,700	36,145	84,484	86,635
Tax withholding paid on behalf of employees for net share settlement	(136,656)	(25,468)	(305,657)	(108,094)
Dividend payments to stockholders	(50,731)	(40,463)	(191,049)	(160,574)
Payments on technology license obligations	(36,577)	(23,224)	(134,435)	(100,018)
Proceeds from issuance of debt	90,000	—	3,896,096	—
Principal payments of debt	(100,938)	(150,000)	(526,876)	(250,000)
Payment for repurchases and settlement of convertible notes	—	—	(181,207)	—
Proceeds from capped calls	—	—	160,319	—
Payment of equity and debt financing costs	—	(15,710)	(11,850)	(38,023)
Other, net	—	—	1,003	(1,504)
Net cash provided by (used in) financing activities	(193,202)	(218,720)	2,790,828	(596,780)
Net increase (decrease) in cash and cash equivalents	90,031	(83,574)	(134,934)	100,863
Cash and cash equivalents at beginning of period	523,502	832,041	748,467	647,604
Cash and cash equivalents at end of period	$613,533	$748,467	$613,533	$748,467

Marvell Technology, Inc.
Reconciliations from GAAP to Non-GAAP (Unaudited)
(In thousands, except per share amounts)

	Three Months Ended			Year Ended
	January 29, 2022	October 30, 2021	January 30, 2021	January 29, 2022	January 30, 2021

GAAP gross profit:	$686,434	$587,820	$421,132	$2,064,225	$1,488,350
Special items:
Share-based compensation	9,243	9,370	4,265	31,081	16,320
Amortization of acquired intangible assets	178,725	169,691	83,327	609,481	338,197
Other cost of goods sold (a)	2,490	21,470	796	193,523	35,284
Total special items	190,458	200,531	88,388	834,085	389,801
Non-GAAP gross profit	$876,892	$788,351	$509,520	$2,898,310	$1,878,151

GAAP gross margin	51.1%	48.5%	52.8%	46.3%	50.1%
Non-GAAP gross margin	65.3%	65.1%	63.9%	64.9%	63.3%

Total GAAP operating expenses	$651,782	$621,161	$422,868	$2,411,893	$1,746,739
Special items:
Share-based compensation	(125,514)	(109,720)	(55,214)	(446,464)	(225,219)
Restructuring related charges (b)	(1,301)	(5,861)	(9,570)	(32,342)	(170,759)
Amortization of acquired intangible assets	(116,059)	(109,591)	(26,355)	(369,896)	(105,419)
Legal settlement (c)	—	—	(36,000)	—	(36,000)
Other operating expenses (d)	(19,043)	(25,460)	(12,480)	(130,135)	(49,498)
Total special items	(261,917)	(250,632)	(139,619)	(978,837)	(586,895)
Total non-GAAP operating expenses	$389,865	$370,529	$283,249	$1,433,056	$1,159,844

GAAP operating margin	2.6%	(2.8)%	(0.2)%	(7.8)%	(8.7)%
Other cost of goods sold (a)	0.2%	1.8%	0.1%	4.3%	1.2%
Share-based compensation	10.0%	9.8%	7.5%	10.7%	8.1%
Restructuring related charges (b)	0.1%	0.5%	1.2%	0.7%	5.8%
Amortization of acquired intangible assets	22.0%	23.1%	13.7%	21.9%	14.9%
Legal settlement (c)	—%	—%	4.5%	—%	1.2%
Other operating expenses (d)	1.4%	2.1%	1.6%	3.0%	1.7%
Non-GAAP operating margin	36.3%	34.5%	28.4%	32.8%	24.2%

Marvell Technology, Inc.
Reconciliations from GAAP to Non-GAAP (Unaudited)
(In thousands, except per share amounts)

	Three Months Ended			Year Ended
	January 29, 2022	October 30, 2021	January 30, 2021	January 29, 2022	January 30, 2021

GAAP interest and other income (loss), net	$(32,578)	$(34,235)	$(21,104)	$(135,827)	$(63,779)
Special items:
Debt issuance related costs and other (e)	(3,196)	(98)	6,017	16,629	5,902
Total special items	(3,196)	(98)	6,017	16,629	5,902
Total non-GAAP interest and other income (loss), net	$(35,774)	$(34,333)	$(15,087)	$(119,198)	$(57,877)

GAAP net income (loss)	$6,168	$(62,532)	$16,536	$(421,034)	$(277,298)
Special items:
Other cost of goods sold (a)	2,490	21,470	796	193,523	35,284
Share-based compensation	134,757	119,090	59,479	477,545	241,539
Restructuring related charges (b)	1,301	5,861	9,570	32,342	170,759
Legal settlement (c)	—	—	36,000	—	36,000
Other operating expenses (d)	19,043	25,460	12,480	130,135	49,498
Amortization of acquired intangible assets	294,784	279,282	109,682	979,377	443,616
Debt issuance related costs and other (e)	(3,196)	(98)	6,017	16,629	5,902
Pre-tax total special items	449,179	451,065	234,024	1,829,551	982,598
Other income tax effects and adjustments (f)	(26,657)	(24,218)	(49,936)	(129,763)	(77,893)
Non-GAAP net income	$428,690	$364,315	$200,624	$1,278,754	$627,407

GAAP weighted average shares — basic	844,419	828,635	673,529	796,855	668,772
GAAP weighted average shares — diluted	862,062	828,635	687,959	796,855	668,772
Non-GAAP weighted average shares — diluted (g)	862,062	845,937	687,959	813,094	679,944

GAAP diluted net income (loss) per share	$0.01	$(0.08)	$0.02	$(0.53)	$(0.41)
Non-GAAP diluted net income per share	$0.50	$0.43	$0.29	$1.57	$0.92

(a)	Other costs of goods sold includes amortization of acquired inventory fair value adjustments.

(b)	Restructuring and other related items include asset impairment charges, employee severance costs, facilities related charges, and other.

(c)	Represents a legal settlement relating to a commercial agreement.

(d)	Other operating expenses include integration and merger costs associated with acquisitions.

(e)	Debt issuance related costs and other includes the partial term loan repayment and bridge financing.

(f)	Other income tax effects and adjustments relate to tax provision based on a non-GAAP income tax rate of 5.0%.

(g)	Non-GAAP diluted weighted average shares differs from GAAP diluted weighted average shares due to the non-GAAP net income reported.

Marvell Technology, Inc.
Outlook for the First Quarter of Fiscal Year 2023
Reconciliations from GAAP to Non-GAAP (Unaudited)
(In millions, except per share amounts)

Outlook for Three Months Ended April 30, 2022
GAAP net revenue	$1,425 +/- 3%
Special items:	—
Non-GAAP net revenue	$1,425 +/- 3%

GAAP gross margin	49.6% - 50.6%
Special items:
Share-based compensation	0.7%
Amortization of acquired intangible assets	12.9%
Other costs of goods sold	1.8%
Non-GAAP gross margin	65% - 66%

Total GAAP operating expenses	$667 - $677
Special items:
Share-based compensation	121
Amortization of acquired intangible assets	99
Restructuring related charges	4
Other operating expenses	15
Total non-GAAP operating expenses	$430 - $435

GAAP diluted net income per share	$0.01 +/- $0.04
Special items:
Share-based compensation	0.15
Amortization of acquired intangible assets	0.33
Other cost of goods sold	0.03
Other operating expenses	0.02
Other income tax effects and adjustments	(0.03)
Non-GAAP diluted net income per share	$0.51 +/- $0.03

Quarterly Revenue Trend (Unaudited)

Our product solutions serve five large end markets where our technology is essential: (i) data center, (ii) carrier infrastructure, (iii) enterprise networking, (iv) consumer, and (v) automotive/industrial. These markets and their corresponding customer products and applications are noted in the table below:

End market	Customer products and applications
Data center
•Cloud and on-premise Artificial intelligence (AI) systems
•Cloud and on-premise ethernet switching
•Cloud and on-premise network-attached storage (NAS)
•Cloud and on-premise servers
•Cloud and on-premise storage area networks
•Cloud and on-premise storage systems
•Data center interconnect (DCI)

Carrier infrastructure	•Digital Subscriber Line Access Multiplexers (DSLAMs) •Ethernet switches •Optical transport systems •Routers •Wireless radio access network (RAN) systems
Enterprise networking
•Campus and small medium enterprise routers
•Campus and small medium enterprise ethernet switches
•Campus and small medium enterprise wireless access points (WAPs)
•Network appliances (firewalls, and load balancers)
•Workstations

Consumer	•Broadband gateways and routers •Gaming consoles •Home data storage •Home wireless access points (WAPs) •Personal Computers (PCs) •Printers •Set-top boxes
Automotive/industrial	•Advanced driver-assistance systems (ADAS) •Autonomous vehicles (AV) •In-vehicle networking •Industrial ethernet switches •United States military and government solutions •Video surveillance

Quarterly Revenue Trend (Unaudited) (Continued)

	Three Months Ended			% Change
Revenue by End Market (In thousands)	January 29, 2022	October 30, 2021	January 30, 2021	YoY	QoQ
Data center	$574,108	$499,748	$269,180	113%	15%
Carrier infrastructure	241,047	215,108	166,258	45%	12%
Enterprise networking	262,950	247,210	160,719	64%	6%
Consumer	185,404	182,535	167,697	11%	2%
Automotive/industrial	79,469	66,644	33,965	134%	19%
Total Net Revenue	$1,342,978	$1,211,245	$797,819	68%	11%

	Three Months Ended
Revenue by End Market % of Total	January 29, 2022	October 30, 2021	January 30, 2021
Data center	43%	41%	34%
Carrier infrastructure	18%	18%	21%
Enterprise networking	19%	20%	20%
Consumer	14%	15%	21%
Automotive/industrial	6%	6%	4%
Total Net Revenue	100%	100%	100%

For further information, contact:
Ashish Saran
Vice President, Investor Relations
408-222-0777
ir@marvell.com